Exhibit (3)(d)

Adopted as of June 6, 1997,

as amended as of June 14, 2007

AMENDED AND RESTATED BYLAWS

OF

RCM TECHNOLOGIES, INC.

ARTICLE I

Offices and Fiscal Year

Section 1.01.                             Registered Office. The Registered Office of the Company shall be at Bank of America Plaza, Suite 800, 50 West Liberty Street, Reno, Nevada 89501 until otherwise established by the board of directors and a record of such change is filed with the Department of State in the manner provided by law.

Section 1.02.                             Other Offices. The Company may have offices at such other places within or without the State of Nevada as the board of directors may from time to time appoint or the business of the Company may require.

Section 1.03.                             Fiscal Year. The fiscal year of the Company shall begin on the 1st day of November in each year.

ARTICLE II

Notice - Waivers - Meetings Generally

Section 2.01.                             Manner of Giving Notice.

(a)                              General Rule. Whenever written notice is required to be given to any person under the provisions of the Articles of Incorporation or these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received), courier service, (charges prepaid), or by telecopier, to the address (or to the telex, TWX, telecopier or telephone number) of the person appearing on the records of the Company or, in the case of directors, supplied by the director to the Company for the purpose of notice. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched or, in the case of telecopier, when received. A notice of meeting shall specify the place, day and hour of the meeting and any other information required by any other provision of the Articles of Incorporation or these Bylaws. Notwithstanding the foregoing, notice to the shareholders of every meeting of shareholders shall be personally delivered or mailed postage prepaid.

(b)                             Adjourned Shareholder Meetings. When a meeting of shareholders is adjourned it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the board of directors fixes a new record date for the adjourned meeting.

Section 2.02.                                 Notice of Meetings of Board of Directors. Notice of a regular meeting of the board of directors need not be given. Notice of every special meeting of the board of directors shall be given to each director by telephone or in writing at least 24 hours (in the case of notice by telephone, telex, TWX or telecopier) or 48 hours (in the case of notice by telegraph, courier service or express mail) or five days (in the case of notice by first class mail) before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the board of directors need be specified in a notice of the meeting.

Section 2.03.                             Notice of Meeting of Shareholders.

(a)                              General Rule. Written notice of every meeting of shareholders shall be given and signed by, or at the direction of, the Secretary to each shareholder of record entitled to vote at the meeting at least ten days and not more than 60 days prior to the day named for a meeting. If the Secretary neglects or refuses to give notice of a meeting, the person or persons calling the meeting may do so. In the case of a special meeting of shareholders, the notice shall specify the purpose of the meeting and the general nature of the business to be transacted.

Section 2.04.                             Waiver of Notice.

(a)                              Written Waiver. Whenever any written notice is required to be given under the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by this subsection, neither the business to be transacted at, nor the purpose of a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders the waiver of notice shall specify the general nature of the business to be transacted.

(b)                             Waiver by Attendance. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

Section 2.05.                             Modification of Proposal Contained in Notice. Whenever the language of a proposed resolution is included in a written notice of a meeting required to be given under the provisions of the Articles of Incorporation or these Bylaws, the meeting considering the resolution may without further notice adopt it with such clarifying or other amendments as do not enlarge its original purpose.

Section 2.06.                             Exception to Requirement of Notice.

(a)                              General Rule. Whenever any notice or communication is required to be given to any person under the provisions of the Articles of Incorporation or these Bylaws or by the terms of any agreement or other instrument or as a condition precedent to taking any corporate action and communication with that person is then unlawful, the giving of the notice or communication to that person shall not be required.

(b)                             Shareholders Without Forwarding Addresses. Notice or other communications shall not be sent to any shareholders with whom the Company has been unable to communicate for more than 24 consecutive months because communications to the shareholder are returned unclaimed or the shareholder has otherwise failed to provide the Company with a current address. Whenever the shareholder provides the Company with a current address, the Company shall commence sending notices and other communications to the shareholder in the same manner as to other shareholders.

Section 2.07.                                 Use of Conference Telephone and Similar Equipment. Any director may participate in any meeting of the board of directors, and the board of directors may provide by resolution with respect to a specific meeting or with respect to a class of meetings that one or more persons may participate in a meeting of the shareholders of the Company, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at the meeting.

ARTICLE III

Shareholders

Section 3.01.                             Place of Meeting. All meetings of the shareholders of the Company shall be held at the Registered Office of the Company unless another place is designated by the board of directors in the notice of the meeting.

Section 3.02.                             Annual Meeting. The board of directors may fix and designate the date and time of the annual meeting of shareholders, notice of which shall be given not less than ten days nor more than 60 days prior to the date named for the meeting.

Section 3.03.                             Special Meetings.

(a)                              Call of Special Meetings. Special meetings of the shareholders may be called at any time:

(1)                                  by the board of directors; or

(2)                                  unless otherwise provided in the Articles of Incorporation, by shareholders entitled to cast at least eighty percent of the votes that all shareholders are entitled to cast at the particular meeting. (b) Fixing of Time for Meeting. At any time, upon the written request of any person who has called a special meeting, it shall be the duty of the Secretary to fix the time of the meeting which shall be held not more than 60 days after the receipt of the request. If the Secretary neglects or refuses to fix the time of the meeting, the person or persons calling the meeting may do so.

Section 3.04.                             Quorum and Adjournment.

(a)                              General Rule. A meeting of shareholders of the Company duly called shall not be organized for the transaction of business unless a quorum is present. The presence of shareholders entitled to cast a majority of the votes all shareholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum for the purposes of consideration and action on the matter.

(b)                             Withdrawal of a Quorum. The shareholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

(c)                              Adjournments Generally. Any regular or special meeting of the shareholders, including one at which directors are to be elected and one which cannot be organized because a quorum has not attended, may be adjourned for such period and to such place as the shareholders present and entitled to vote shall direct.

(d)                             Electing Directors at Adjourned Meeting. Those shareholders entitled to vote who attend a meeting called for the election of directors that has been previously adjourned for lack of a quorum, although less than a quorum as fixed in this section, shall nevertheless constitute a quorum for the purpose of electing directors.

(e)                              Other Action in Absence of Quorum. Those shareholders entitled to vote who attend a meeting of shareholders that has been previously adjourned for one or more periods aggregating at least fifteen days because of an absence of a quorum, although less than a quorum as fixed in this Section, shall nevertheless constitute a quorum for the purpose of acting upon any matter set forth in the notice of the meeting if the notice states that those shareholders who attend the adjourned meeting shall nevertheless constitute a quorum for the purpose of acting upon the matter.

Section 3.05.                             Action by Shareholders. Except as otherwise provided in the Articles of Incorporation or these Bylaws, whenever any corporate action is to be taken by vote of the shareholders of the Company, it shall be authorized by a majority of the votes cast at a duly organized meeting of shareholders by the holders of shares entitled to vote thereon.

Section 3.06.                             Organization. At every meeting of the shareholders, the Chairman of the Board, if there be one, or in the case of vacancy in office or absence of the Chairman of the Board, one of the following officers present in the order stated: the Vice Chairman of the Board, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a person chosen by vote of the shareholders present, shall act as chairman of the meeting. The Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Chairman, shall act as secretary of the meeting.

Section 3.07.                             Voting Rights of Shareholders. Unless otherwise provided in the Articles of Incorporation, every shareholder of the Company shall be entitled to one vote for every share standing in the name of the shareholder in the books of the Company.

Section 3.08.                             Voting and Other Action by Proxy.

(a)                              General Rule.

(1)                              Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person to act for the shareholder by proxy.

(2)                              The presence of, or vote or other action at a meeting of shareholders, or the expression of consent or dissent to corporate action in writing, by a proxy of a shareholder shall constitute the presence of, or vote or action by, or written consent or dissent of, the shareholder.

(3)                              Where two or more proxies of a shareholder are present, the Company shall, unless otherwise expressly provided in the proxy, accept as the vote of all shares represented thereby the vote cast by a majority of them and, if a majority of the proxies cannot agree whether the shares represented shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among those persons.

(b)                             Minimum Requirements. Every proxy shall be executed in writing by the shareholder or by the duly authorized attorney-in-fact of the shareholder and filed with the Secretary of the Company. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective unless written notice thereof has been given to the Secretary. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Company.

(c)                              Expenses. The Company shall pay the reasonable expenses of solicitation of votes, proxies or consents of shareholders by or on behalf of the board of directors or its nominees for election to the board, including solicitation by professional proxy solicitors and otherwise.

Section 3.09.                             Voting by Fiduciaries and Pledgees. Shares of the Company standing in the name of a trustee or other fiduciary and shares held by an assignee for the benefit of creditors or by a receiver may be voted by the trustee, fiduciary, assignee or receiver. A shareholder whose shares are pledged shall be entitled to vote the shares unless the shares have been transferred into the name of the pledgee, or a nominee of the pledgee, but nothing in this section shall affect the validity of a proxy given to a pledgee or nominee.

Section 3.10.                             Voting by Joint Holders of Shares.

(a)                              General Rule. Where shares of the Company are held jointly or as tenants in common by two or more persons, as fiduciaries or otherwise:

(1)                              if only one or more of such persons is present in person or by proxy, all of the shares standing in the names of such persons shall be deemed to be represented for the purpose of determining a quorum and the Company shall accept as the vote of all the shares the vote cast by a joint owner or a majority of them; and

(2)                              If the persons are equally divided upon whether the shares held by them shall be voted or upon the manner of voting the shares, the voting of the shares shall be divided equally among the persons without prejudice to the rights of the joint owners or the beneficial owners thereof among themselves.

(b)                             Exception. If there has been filed with the Secretary of the Company a copy, certified by an attorney at law to be correct, of the relevant portions of the agreement under which the shares are held or the instrument by which the trust or estate was created or the order of court appointing them or of an order of court directing the voting of the shares, the persons specified as having such voting power in the document latest in date of operative effect so filed, and only those persons shall be entitled to vote the shares but only in accordance therewith.

Section 3.11.                             Voting by Corporations.

(a)                              Voting by Corporate Shareholders. Any corporation that is a shareholder of this Company may vote at meetings of shareholders of this Company by any of its officers or agents, or by proxy appointed by any officer or agent, unless some other person, by resolution of the board of directors of the other corporation or a provision of its Articles of Incorporation or Bylaws, a copy of which resolution or provision certified to be correct by one of its officers has been filed with the Secretary of this Company, is appointed its general or special proxy in which case that person shall be entitled to vote the shares.

Section 3.12.                             Determination of Shareholders of Record.

(a)                              Fixing Record Date. The board of directors may fix a time prior to the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of, or to vote at, the meeting, which time, except in the case of an adjourned meeting, shall be not more than 60 days prior to the date of the meeting of shareholders. Only shareholders of record on the date fixed shall be so entitled notwithstanding any transfer of shares on the books of the Company after any record date fixed as provided in this subsection. The board of directors may similarly fix a record date for the determination of shareholders of record for any other purpose. When a determination of shareholders of record has been made as provided in this section for purposes of a meeting, the determination shall apply to any adjournment thereof unless the board fixes a new record date for the adjourned meeting.

(b)                                 Determination When No Record Date Fixed. If a record date is not fixed:

(1)                              The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held.

(2)                              The record date for determining those shareholders entitled to express consent or dissent to corporate action in writing without a meeting, when prior action by the board of directors is not necessary, shall be the close of business on the day on which the first written consent or dissent is filed with the Secretary of the Company.

(3)                              The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Section 3.13.                             Voting Lists.

(a)                              General Rule. The officer or agent having charge of the transfer books for shares of the Company shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, arranged in alphabetical order, with the address of and number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and be subject to the inspection of any shareholder during the meeting for the purposes thereof.

(b)                             Effect of List. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at a meeting prior to a demand at the meeting by any shareholder entitled to vote thereat to examine the list. The original share register or transfer book, or a duplicate thereof kept at the Registered Office of the Company, or at such other place as determined by the board of directors, shall be prima facie evidence as to who are the shareholders entitled to examine the list or share register or transfer book or to vote at any meeting of shareholders.

Section 3.14.                             Judges of Election.

(a)       Appointment. In advance of or at any meeting of shareholders of the Company, the board of directors may appoint judges of election, who need not be shareholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, appoint judges of election at the meeting. The number of judges shall be two. A person who is a candidate for an office to be filled at a meeting shall not act as a judge.

(b)                             Vacancies. In case any person appointed as a judge fails to appear or refuses to act, the vacancy may be filled by appointment made by the board of directors in advance of the convening of the meeting or at the meeting by the presiding officer.

(c)                              Duties. The judges of election shall determine the number of shares outstanding and voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with nominations by shareholders and the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

(d)                             Report. On request of the presiding officer of the meeting or any shareholder, the judges shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any such report or certificate shall be prima facie evidence of the facts stated therein.

Section 3.15.                             Consent of Shareholders in Lieu of Meeting. Any action required or permitted to be taken at a meeting of the shareholders or of a class of shareholders may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all the shareholders who would be entitled to vote at a meeting for such purpose shall be filed with the minutes of the proceedings of the shareholders of the Company.

Section 3.16.                             Minors as Securityholders. The company may treat a minor who holds shares or obligations of the Company as having capacity to receive and empower others to receive dividends, interest, principal and other payments or distributions, to vote or express consent or dissent and to make elections and exercise rights relating to such shares or obligations unless, in the case of payments or distributions on shares, the corporate officer responsible for maintaining the list of shareholders or the transfer agent of the Company or, in the case of payments or distributions on obligations, the Treasurer or paying officer or agent has received written notice that the holder is a minor.

ARTICLE IV

Board of Directors

Section 4.01.                             Powers; Personal Liability.

(a)                              General Rule. Unless otherwise provided by statute all powers vested by law in the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the board of directors.

(b)                             Notation of Dissent. A director who is present at a meeting of the board of directors, or of a committee of the board of directors, at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the secretary of the meeting before the adjournment thereof or transmits the dissent in writing to the Secretary of the Company immediately after the adjournment of the meeting. The right to dissent shall not apply to a director who voted in favor of the action. Nothing in this Section shall bar a director from asserting that the minutes of the meeting incorrectly omitted his or her dissent if, promptly upon receipt of a copy of such minutes, the director notifies the Secretary, in writing, of the asserted omission or inaccuracy.

Section 4.02.                             Qualifications and Selection of Directors.

(a)                              Qualifications. Each director of the Company shall be a natural person of full age who need not be a resident of the State of Nevada or a shareholder of the Company.

(b)                             Power to Select Directors. Except as otherwise provided in these Bylaws, directors of the Company shall be elected by the shareholders.

(c)                              Nomination of Candidates. Subject to the rights of any class or series of stock having a preference over the common stock as to dividends or upon dissolution to elect directors under specified circumstances, nominations for election of directors may be made by any shareholder entitled to vote for the election of directors only if notice of such shareholder’s intent to nominate a director at the meeting is given by the shareholder and received by the Secretary of the Corporation in the manner and within the time specified herein. Notice must be received by the Secretary of the Corporation not less than 150 days prior to the date fixed for the Annual Meeting of shareholders pursuant to these Bylaws; provided, however, that if directors are to be elected by the shareholders at any other time, notice must be received by the Secretary of the Corporation not later than the seventh day following the day on which notice of the meeting was first mailed to shareholders. The notice may either be delivered or may be mailed to the Secretary of the Corporation by certified or registered mail, return receipt requested.

The notice shall be in writing and shall contain:

(i)                                 the name and residence of such shareholder;

(ii)                              a representation that the shareholder is a holder of voting stock of the Corporation and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

(iii)                           such information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to Regulation 14A of the rules and regulations established by the Securities and Exchange Commission under the Securities Exchange Act of 1934 (or pursuant to any successor act or regulation) had proxies been solicited with respect to such nominee by the management or Board of Directors of the Corporation; and

(iv)                          the consent of each nominee to serve as director of the Corporation if so elected.

The Chairman of the meeting may, if the facts warrant, determine and declare to the meeting that any nomination made at the meeting was not made in accordance with the foregoing procedures and, in such event, the nomination shall be disregarded.

(d)                             Election of Directors. In elections for directors, the candidates receiving the highest number of votes from each class or group of classes, if any, entitled to elect directors separately up to the number of directors to be elected by the class or group of classes shall be elected. If at any meeting of shareholders, directors of more than one class are to be elected, each class of directors shall be elected in a separate election.

Section 4.03                                Number and Term of Office.

(a)                              Number. The board of directors shall consist of such number of directors, not less than three nor more than nine, as may be determined from time to time by resolution of the board of directors. The Board of Directors shall be divided into three classes, each class of which shall be as nearly equal in number as possible, the term of office of at least one class shall expire in each year, and the members of a class shall not be elected for a shorter period than one year, or for a longer period than three years. One-third (or the nearest approximation thereto) of the number of the Board of Directors, determined as aforesaid, shall be elected at each Annual Meeting of the shareholders by a meeting plurality vote, for terms to expire at the third subsequent meeting of shareholders at which directors are elected.

(b)                             Term of Office. Each director shall hold office until the expiration of the term for which he or she was selected and until a successor has been elected and qualified or until his or her earlier death, resignation or removal. A decrease in the number of directors shall not have the effect of shortening the term of any incumbent director.

(c)                              Resignation. Any director may resign at any time upon written notice to the Company. The resignation shall be effective upon receipt thereof by the Company or at such subsequent time as shall be specified in the notice of resignation.

Section 4.04.                             Vacancies.

(a)                              General Rule. All vacancies in the board of directors, whether caused by resignation, death, or otherwise, may be filled by the remaining director or a majority of the remaining directors attending a stated special meeting called for that purpose even though less than a quorum be present; provided, however, in the event of a change in control of the Company, all vacancies in the Board of Directors shall be filled by the directors who where directors prior to the change in control (the “Continuing Directors”). A director thus elected to fill any vacancy shall hold office for the unexpired term of his predecessor and until his successor is elected and qualifies.

For purposes of these Bylaws, a “change in control of the Company” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). Such a change in control shall be deemed to have occurred if (a) any “person”

as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company or any “person” who is a director or officer of the Company, is or becomes the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities, or (b) during any twelve month period individuals who at the beginning of such period constitute the Board of Directors of the Company cease, for any reason, to constitute at least a majority, unless the election of each director who was not a director at the beginning of the period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

(b)                             Action by Resigned Directors. When a director resigns from the board of directors effective at a future date, the directors then in office, including those who have so resigned, shall have power by applicable vote to fill the vacancies, the vote thereon to take effect when the resignations become effective.

Section 4.05.                             Removal of Directors.

(a)                              Removal by the Shareholders. The entire board of directors, or any class of the board of directors, or any individual director may be removed from office by a vote of two-thirds of the shareholders entitled to vote thereon without assigning any cause. In case the board of directors of a class thereof or any one or more directors are so removed, new directors may be elected at the same meeting.

Section 4.06.                             Place of Meetings. Meetings of the board of directors may be held at the Registered Office of the Company, or at such place as the board of directors may from time to time appoint or as may be designated in the notice of the meeting.

Section 4.07.                             Organization of Meetings. At every meeting of the board of directors, the Chairman, if there be one, or, in the case of a vacancy in the office or absence of the Chairman of the board, one of the following officers present in the order stated: the Vice Chairman, if there be one, the President, the Vice Presidents in their order of rank and seniority, or a person chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary, or, in the absence of the Secretary, an Assistant Secretary, or in the absence of the Secretary and the Assistant Secretaries, any person appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 4.08.                             Regular Meetings. Regular meetings of the board of directors shall be held at such time and place as shall be designated from time to time by resolution of the board of directors.

Section 4.09.                             Special Meetings. Special meetings of the board of directors shall be held whenever called by the Chairman or by a majority of directors in office.

Section 4.10.                            Quorum of and Action by Directors.

(a)                              General Rule. A majority of the directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting where a quorum is present shall be the acts of the board of directors.

(b)                             Action by Written Consent. Any action required or permitted to be taken at a meeting of the directors may be taken without a meeting if, prior or subsequent to the action, a consent or consents thereto signed by all of the directors in office is filed with the minutes of the proceedings of the board of directors.

Section 4.11.                            Executive and Other Committees.

(a)                              Establishment and Powers. The board of directors may, by resolution adopted by a majority of the directors in office, establish one or more committees to consist of one or more directors of the Company. Any committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all of the powers and authority of the board of directors except that a committee shall not have any power or authority as to the following:

(1)                                  the submission to shareholders of any action requiring approval of shareholders under the laws of the State of Nevada;

(2)                                  the creation or filling of vacancies in the board of directors;

(3)                                  the adoption, amendment or repeal of these Bylaws;

(4)                                  the amendment or repeal of any resolution of the board of directors that by its terms is amendable or repealable only by the board of directors; and

(5)                                  action or matters committed by a resolution of the board of directors to another committee of the board of directors.

(b)                             Alternate Committee Members. The board of directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee or for the purposes of any written action by the committee. In the absence or disqualification of a member and alternate member or members of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of the absent or disqualified member.

(c)                              Term. Each committee of the board of directors shall serve at the pleasure of the board of directors.

(d)                             Committee Procedures. The term “board of directors” when used in any provision of these Bylaws relating to the organization or procedures of or the manner of taking action by the board of directors, shall be construed to include and refer to any executive or other committee of the board of directors.

Section 4.12.                             Compensation. The board of directors shall have the authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the Company.

ARTICLE V

Officers

Section 5.01.                             Officers Generally.

(a)                              Number, Qualifications and Designation. The officers of the Company shall be the, President one or more Vice Presidents, Secretary, Treasurer and such other officers as may be elected in accordance with the provisions of Section 5.03. Officers may but need not be directors or shareholders of the Company. The President, Treasurer, Secretary and all other officers of the Company shall be natural persons of full age. The board of directors may elect from among its members a Chairman and Vice Chairman who shall be officers of the Company. Any number of offices may be held by the same person.

(b)                             Bonding. The Company may secure the fidelity of any or all of its officers by bond or otherwise.

(c)                              Standard of Care. Except as otherwise provided in the Articles of Incorporation, an officer shall perform his or her duties as an officer in good faith, in a manner he or she reasonably believes to be in the best interests of the Company and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. A person who so performs his or her duties shall not be liable by reason of having been an officer of the Company.

Section 5.02.                             Election, Term of Office and Resignations.

(a)                              Election and Term of Office. The officers of the Company, except those elected by delegated authority pursuant to Section 5.03, shall be elected annually by the board of directors and each such officer shall hold office for a term of one year and until a successor has been selected and qualified or until his or her earlier death, resignation or removal. The board of directors, as soon as may be done after each annual meeting of stockholders and election, shall choose a President, Secretary and Treasurer and from time to time one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers, and may appoint such other officers, agents and employees as it may deem proper. Any two or more offices may be held by the same person.

(b)                             Resignations. Any officer may resign at any time upon written notice to the Company. The resignation shall be effective upon its receipt by the Company or at such subsequent time as may be specified in the notice of resignation.

Section 5.03.                             Other Officers, Committees and Agents. The board of directors may from time to time elect such other officers and appoint such committees, employees or other agents as the business of the Company may require, including a Chief Financial Officer, an Executive Vice President, a Chief Operating Officer and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws, or as the board of directors may from time to time determine. The board of directors may delegate to any officer or committee the power to elect subordinate officers and to retain or appoint employees or other agents, or committees thereof, and to prescribe the authority and duties of such subordinate officers, committees, employees or other agents.

Section 5.04.                             Removal of Officers and Agents. Any officer or agent of the Company may be removed by the board of directors with or without cause. The removal shall be without prejudice to the contract rights, if any, of any person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

Section 5.05.                             Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, or any other cause may be filled by the board of directors or by the officer or committee to which the power to fill such office has been delegated pursuant to Section 5.03, as the case may be, and if the office is one for which these Bylaws prescribe a term, shall be filled for the unexpired portion of the term.

Section 5.06.                             Authority. All officers of the Company, as between themselves and the Company, shall have such authority and perform such duties in the management of the Company as may be provided by or pursuant to resolutions or orders of the board of directors or, in the absence of controlling provisions in the resolutions or orders of the board of directors, as may be determined by or pursuant to these Bylaws.

Section 5.07.                             Chairman and Vice Chairman of the Board. The Chairman, or in the absence of the Chairman, the Vice Chairman, shall preside at all meetings of the shareholders and of the board of directors, and shall perform such other duties as may from time to time be requested by the board of directors.

Section 5.08.                             President. The President shall be the chief executive officer of the Company and shall have general supervision over its business and subject however, to the control of the board of directors. The President shall sign, execute, and acknowledge, in the name of the Company, deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, these Bylaws or law to some other officer or agent of the Company and in general shall perform all duties incident to the office of President and such other duties as from time to time may be assigned by the board of directors.

Section 5.09.                             Vice Presidents. The Vice Presidents shall perform the duties of the President in the absence of the President and such other duties as may from time to time be assigned to them by the board of directors or the President. The Vice Presidents may sign, execute, and acknowledge, in the name of the Company, deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, these Bylaws or law to some other officer or agent of the Company.

Section 5.10.                             Secretary. The Secretary or an Assistant Secretary shall attend all meetings of the shareholders and board of directors and record the votes of shareholders and directors, the minutes of the meetings of shareholders, board of directors and of committees of the board of directors in a book or books to be kept for that purpose; ensure notices are given and records and reports properly kept and filed by the Company as required by law; serve as custodian of the seal of the Company and ensure it is affixed to all documents to be executed on behalf of the Company under seal; and, in general, perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned by the board of directors or the President.

Section 5.11.                             Treasurer. The Treasurer shall have or provide for the custody of the funds or other property of the Company; collect and receive or provide for the collection and receipt of moneys earned by or in any manner due to or received by the Company; deposit all funds in his or her custody as Treasurer in such banks or other places of deposit as the board of directors may from time to time designate; whenever so required by the board of directors, render an account showing all transactions as Treasurer, and the financial condition of the Company; and, in general, discharge such other duties as may from time to time be assigned by the board of directors or the President. The Treasurer may sign, execute and acknowledge in the name of the Company deeds, mortgages, bonds, contracts or other instruments authorized by the board of directors, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors, these Bylaws or law to some other officer or agent of the Company.

Section 5.12.                             Salaries. The salaries of the officers elected by the board of directors shall be fixed from time to time by the board of directors or by such officer as may be designated by resolution of the board of directors. The salaries or other compensation of any other officers, employees and other agents shall be fixed from time to time by the officer or committee to which the power to elect such officers or to retain or appoint such employees or other agents has been delegated pursuant to Section 5.03. No officer shall be prevented from receiving a salary or other compensation by reason of the fact the officer is also a director of the Company.

ARTICLE VI

Certificates of Stock Transfer, Etc.

Section 6.01                                Share Certificates.

(a)                              Form of Certificates. Shares of the Company may be certified or uncertificated, as provided under Nevada law, and this Section 6.01(a) of this Article VI shall not be interpreted to limit the authority of the Directors to issue some or all of any of the classes or series of shares of the Company without certificates.

To the extent certificates for shares are issued, such certificates shall be in the form as approved by the board of directors and state the Company is incorporated under the laws of the State of Nevada, the name of the person to whom issued and the number and class of shares and the designation of the series (if any) the certificate represents. If the Company is authorized to issue shares of more than one class or series, certificate for shares of the Company shall set forth upon the face or back of the certificate(or shall state on the face or back of the certificate that the Company will furnish to any shareholder upon request and without charge), a full or summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued so far as they have been fixed and determined and the authority of the board of directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of shares of the Company.

In the case of shares issued without certificates, the Company will, within a reasonable time after such issuance, send the holders of such shares a written statement containing the information specified in the preceding paragraph. At least annually thereafter, the Company shall provide to its stockholders of record a written statement confirming the information contained in the informational statement sent pursuant to the preceding sentence.

(b)                             Share Register. The share register or transfer books and blank share certificates shall be kept by the Secretary or by any transfer agent or registrar designated by the board of directors for that purpose.

Section 6.02.                             Issuance. The share certificates of the Company shall be numbered and registered in the share register or transfer books of the Company as they are issued. They shall be executed in such manner as the board of directors shall determine.

Section 6.03.                             Transfer. Transfers of shares shall be made on the share register or transfer books of the Company upon surrender of the certificate therefore, endorsed by the person named in the certificate or by an attorney lawfully constituted in writing; provided, that in the case of shares that are not represented by a certificate, no delivery of a certificate shall be required and transfers shall be made on the share register or transfer books of the Company only by the record holder of such shares or by an attorney lawfully constituted in writing. No transfers shall be made inconsistent with the provisions of the Uniform Commercial Code, its amendments and supplements.

Section 6.04.                             Record Holder of Shares. The Company shall be entitled to treat the person in whose name any share or shares of the Company stand on its books as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person.

Section 6.05.                             Lost, Destroyed or Mutilated Certificates. The holder of any shares of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the board of directors may, in its discretion, cause a new certificate or certificates to be issued to such holder, in case of mutilation of the certificate, upon the surrender of the mutilated certificate or in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and if the board of directors shall so determine, the deposit of a bond in such form and in such sum, and with such surety or sureties, as it may direct.

ARTICLE VII

Miscellaneous

Section 7.01.                             Corporate Seal. The Company shall have a corporate seal in the form of a circle containing the name of the Company, the year of its incorporation and such other details as may be approved by the board of directors.

Section 7.02.                             Checks. All checks, notes, bills of exchange or other orders in writing shall be signed by such person or persons as the board of directors or any person authorized by resolution of the board of directors may from time to time designate.

Section 7.03.                             Contracts. Except as otherwise provided in the case of transactions which require action by the shareholders, the board of directors may authorize any officer or agent to enter into any contract or to execute or deliver any instrument on behalf of the Company, and such authority may be general or confined to specific instances.

Section 7.04.                             Interested Directors or Officers; Quorum.

(a)                              General Rule. A contract or transaction between the Company and one or more of its directors or officers or between the Company and another corporation, partnership, joint venture, trust or other enterprise in which one or more of its directors or officers are directors or officers or have a financial or other interest shall not be void or voidable solely for that reason, or solely because the director or officer is present at or participates in the meeting of the board of directors that authorizes the contract or transaction, or solely because his, her or their votes are counted for that purpose, if:

(1)                              the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors and it authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors even though the disinterested directors are less than a quorum; or

(2)                              the material facts as to his or her relationship or interest and as to the contract or transactions are disclosed or are known to the shareholders entitled to vote thereon and the contract or transaction is specifically approved in good faith by vote of those shareholders; or

(3)                              the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the board of directors or the shareholders.

(b)                             Quorum. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors which authorizes a contract or transaction specified in subsection (a) above.

Section 7.05.                             Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as the board of directors may approve or designate, and all such funds shall be withdrawn only upon checks signed by such one or more officers or employees as the board of directors shall from time to time determine.

Section 7.06.                             Corporate Records. The Company shall keep complete and accurate books and records of account, minutes of the proceedings of the incorporators, shareholders and directors and a share register giving the names and addresses of all shareholders and the number and class of shares held by each. The share register or a copy thereof shall be kept at the Registered Office of the Company, and its principal place of business wherever situated or at the office of its registrar or transfer agent. Any books, minutes or other records may be in written form or any other form capable of being converted into written form within a reasonable time.

Section 7.07.                             Amendment of Bylaws. These Bylaws may be amended or repealed, or new Bylaws adopted, either (i) by vote of the shareholders at any duly organized annual or special meeting of shareholders, but subject to the provisions of the Articles of Incorporation, or (ii) by vote of a majority of the board of directors of the Company in office at any regular or special meeting of directors. Any change in these Bylaws shall take effect when adopted unless otherwise provided in the resolution effecting the change.